EXHIBIT 10.29

TECHNOLOGY TRANSFER AND SUPPLY AGREEMENT

THIS TECHNOLOGY TRANSFER AND SUPPLY AGREEMENT (hereinafter referred to as the “Agreement”) with an effective date of this 31st day of December 2009 (the “Effective Date”) is made by and between Genzyme Corporation, a Massachusetts corporation and Genzyme Therapeutics Products Limited Partnership, a Massachusetts Limited Partnership, each having its headquarters at  500 Kendall Street, Cambridge, Massachusetts 02142 (hereinafter referred to as “GENZYME”), and Hospira Worldwide, Inc., a Delaware corporation having its headquarters at 275 North Field Drive, Lake Forest, Illinois, 60045, U.S.A. (hereinafter referred to as “HOSPIRA”).

WITNESSETH:

WHEREAS, Genzyme owns rights to the compounds Cerezyme® (imiglucerase for injection), Fabrazyme® (agalsidase beta for injection), Thyrogen® (thyrotropin alpha for injection) and Myozyme® (alglucosidase alfa for injection), and markets each in a standard flip top vial;

WHEREAS, Genzyme desires to use Hospira to perform fill and finish services with respect to Genzyme’s Cerezyme® (imiglucerase for injection), Fabrazyme® (agalsidase beta for injection), Thyrogen® (thyrotropin alpha for injection) and certain Myozyme® (alglucosidase alfa for injection) pharmaceutical products; and

WHEREAS, Hospira desires to perform such services for Genzyme with respect to Genzyme’s Cerezyme® (imiglucerase for injection), Fabrazyme® (agalsidase beta for injection), Thyrogen® (thyrotropin alpha for injection) and certain Myozyme® (alglucosidase alfa for injection) pharmaceutical products.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Genzyme and Hospira agree as follows:

Article 1.                DEFINITIONS

The following words and phrases when used herein with capital letters shall have the meanings set forth or referenced below:

1.1           “Act” shall mean the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301), as amended.

1.2           “Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party to this Agreement.  A corporation or non-corporate business entity shall be regarded as in control of another

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of in excess of fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.3           “Applicable Law” shall mean all laws applicable to the manufacturing, processing, and distribution of the Products, including, without limitation, the Act and the regulations promulgated thereunder; the Canadian Food and Drugs Act (R.S., chapter F-27) and related regulations; European Directive 2003/94/EC and 2001/83/EC, and related legislation; the Japanese Pharmaceutical Affairs Law, 2003 (as amended); all applicable cGMP; and all other corresponding laws, ordinances, rules and regulations of any other applicable jurisdiction.

1.4           “Bulk” or “Bulk Product(s)” shall mean the active ingredient of the Products (as hereinafter defined) in bulk form that Genzyme shall deliver to Hospira for incorporation into the Products (as hereinafter defined) and meeting the applicable Bulk Specifications (as hereinafter defined).

1.5           “Bulk Specifications” shall mean the detailed description and parameters of the Bulk set forth on Exhibit 1.5.

1.6           “cGMP” shall mean those principles and guidelines of good manufacturing practices as set forth in 21 C.F.R. Parts 210 and Part 211; the good manufacturing practices provisions contained in Part C, Division 2 of the Canadian Food and Drugs Regulations; EU Directive 2003/94/EC - guidelines of good manufacturing practices for medicinal products for human use (EudraLex Vol. 4); Japanese GMP regulations, ordinances and practice guidelines as contained in the Pharmaceutical Affairs Law; the ICH Guideline on Good Manufacturing Practice for Active Pharmaceutical Ingredients (ICH Q7A), adopted by EU Directive 2004/27; and the corresponding requirements of each other applicable jurisdiction; and all other relevant rules, regulations or guidelines of global good manufacturing practices adopted and in effect in any other regulatory jurisdiction.

1.7           “Confidential Information” shall mean all information disclosed hereunder, except that which:

(a)           is lawfully known to the recipient at the time of the disclosure, as evidenced by its written records or other competent evidence;

(b)           is disclosed to the recipient by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)           is or becomes published or otherwise part of the public domain through no fault of the recipient;

(d)           is developed by or for the recipient independently of Confidential Information disclosed hereunder as evidenced by the recipient’s written records or other competent evidence; or

(e)           is required by law to be disclosed by the recipient, provided that the recipient gives the other Party hereto prompt notice of such legal requirement such that such other Party shall have the opportunity to apply for confidential treatment of such Confidential Information.

1.8           “Dedicated Equipment” shall have the meaning set forth in Section 5.4.

1.9           “Development Supplies” shall have the meaning set forth in Section 3.4.

1.10         “DMFs” shall mean Drug Master Files as set forth in Section 4.3.

1.11         “FDA” shall mean the U.S. Food and Drug Administration.

1.12         “Firm Order Period” shall have the meaning set forth in Section 6.2.

1.13         “Initial Term” shall have the meaning set forth in Section 10.1.

1.14         “Letters of Authorization” shall mean documentation which shall be prepared and delivered by Hospira to the appropriate Regulatory Authorities permitting such Regulatory Authorities to consult Hospira’s DMFs in their review of Genzyme’s Product marketing applications (as set forth in Section 4.3).

1.15         “MSDS” shall have the meaning set forth in Section 5.6.

1.16         “Parties” shall mean Genzyme and Hospira together, with each individual entity being a “Party”.

1.17         “Products” shall mean Cerezyme® (imiglucerase for injection), Fabrazyme® (agalsidase beta for injection) and Thyrogen® (thyrotropin alpha for injection) and Myozyme® (alglucosidase alfa for injection) that is filled on the [**], each in final dosage form, packaged in a flip top vial, filled and finished in accordance with the Product Specifications (as hereinafter defined), and each individually shall be a “Product”.

1.18         “Product Supply Commitment” shall have the meaning set forth in Section 6.1.

1.19         “Product Specifications” shall mean those product, labeling and performance specifications for the Products filed with the FDA or other appropriate Regulatory Authorities,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

including Product formula, labeling, and materials required for the manufacture of the Product that is to be purchased and supplied under this Agreement, as such are set forth on Exhibit 1.19, which specifications may be amended from time to time by the written agreement of the Parties.

1.20         “Project” shall mean the technical transfer from Genzyme to Hospira (as further detailed in Section 2.1 and Exhibit 2.1) and development activities necessary for regulatory approval and commercial manufacture of the Products.

1.21         “Project Inventions” shall have the meaning set forth in Section 9.1.

1.22         “Regulatory Authority” shall mean any federal, state or local or international regulatory agency, department, bureau or other governmental entity including the FDA which is responsible for issuing approvals, licenses, registrations or authorizations necessary for the manufacture, use, storage, import, transport or sale of Product in a regulatory jurisdiction.

1.23         “Specially Regulated Waste” shall mean any hazardous waste, toxic waste, medical waste, nuclear waste, mixed waste, or other waste materials or by-products, including waste water, which may be subject to or require special handling, treatment, storage, or disposal under any federal, state or local laws or regulations intended to address such types of waste materials that arise from the manufacture of Product.

1.24         “Technical Contact” shall have the meaning set forth in Section 3.3.

1.25         “Technology Transfer Fee” shall have the meaning set forth in Section 3.1 and further detailed in Exhibit 3.1.

1.26         “Third Party” shall mean a Party other than Hospira or Genzyme and their respective Affiliates.

1.27         “Waste” shall mean all rejects, improper goods, garbage, refuse, remainder, residue, waste water or other discarded material, including solid, liquid, semisolid, or contained gaseous material that arises from the manufacture of the Products including, but not limited to, rejected or unsuitable materials, Bulk or Products.  The term Waste shall not include any Specially Regulated Waste.

Article 2.                TECHNOLOGY TRANSFER PROJECT

2.1           General.  Promptly following the Effective Date, the Parties shall undertake a technical transfer consisting of the development activities set forth in Exhibit 2.1 (the “Project”).  The objective of the Project shall be for Hospira to assist in the technical transfer and fill finish of the Product pursuant to Genzyme’s instructions and to assist Genzyme in obtaining an approved regulatory filing (and/or foreign equivalents) covering the Products.  Hospira then shall

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

manufacture and deliver Products to Genzyme for sale by Genzyme as a human pharmaceutical product, as herein provided.

2.2           Commercially Reasonable Efforts.  Each Party shall exercise good faith and use its commercially reasonable efforts to successfully complete the Project.  However, the Parties agree and understand that neither Party hereto guarantees that the Project will be successful.

Article 3.                TECHNOLOGY TRANSFER EFFORTS

3.1        Technology Transfer Fee.  To reimburse Hospira for its participation in the Project, Genzyme shall pay to Hospira a nonrefundable technology transfer fee (the “Technology Transfer Fee”).  The Technology Transfer Fee shall be paid to Hospira in accordance with the payment terms and schedule set forth in Exhibit 3.1.

3.2           Changes in Project Scope.  If changes occur in the Project or Product Specifications, or if technical difficulties require that Hospira perform either additional work or repeat work, and such additional work or repeat work is not required due to Hospira’s fault, negligence or failure to comply with the terms and conditions of this Agreement, Hospira shall provide Genzyme with cost estimates for such work. If Genzyme approves such costs, Hospira shall perform such work and Genzyme shall pay Hospira’s costs for such work within thirty (30) days of completion of such work. Reimbursement for such additional work or repeat work shall be at the rate of [**] per hour per person, plus [**].

3.3           Technical Contact.  Each Party will appoint a contact person having primary responsibility for day-to-day interactions with the other Party for the activities under the Project (“Technical Contact”).  Any change to a Technical Contact will be identified in writing to the other Party.  Each Party will use reasonable efforts to provide the other Party with at least thirty (30) days prior written notice of any change in that Party’s Technical Contact.  All communications between Hospira and Genzyme regarding the conduct of the activities under the Project will be addressed to the Party’s relevant Technical Contact.

3.4           Technology Transfer Supplies.  Based on Genzyme’s final Product formulations, concentration, fill volumes, and the Parties’ agreement to the final Product Specifications, Hospira will manufacture the Products in engineering runs and for process validation purposes (“Development Supplies”) at the prices set forth in the Batch Pricing Table in Exhibit 5.8.  Smaller batches will be quoted individually based on batch size.  Genzyme shall issue a purchase order for any such Development Supplies at least [**] days before the requested delivery date. Genzyme and Hospira shall agree mutually to the formulation, concentration, fill volume and the components for each lot of Development Supplies.

Article 4.                GENZYME’S REGULATORY SUBMISSIONS

4.1           Hospira’s Right to Review.  Hospira shall have the right to review and consult on those portions of Genzyme’s proposed regulatory submissions relating to Hospira’s packaging or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

manufacturing procedures before the submissions are filed with the appropriate Regulatory Authorities.  Hospira shall complete its review of the submissions within [**] days for submissions in English, or within [**] days for submissions not in English, following receipt of a proposed regulatory submission.  Hospira shall consult with and advise Genzyme in responding to questions from Regulatory Authorities regarding Genzyme’s submission(s) for Products.  Genzyme shall be the sole owner of any regulatory submission filed pursuant to this Agreement. Genzyme shall reimburse Hospira for Hospira’s review and consultation under this Section 4.1 at the rate of [**] per hour.  Genzyme shall provide to Hospira for its files a final copy of the CMC section of any such regulatory submission(s).

4.2           Supplemental International Regulatory Filings.  Hospira shall quote a price for supplemental international regulatory, packaging and development work to support international filings (excluding the U.S. and (European countries)) separately and on a country-by-country basis.

4.3           Access to Drug Master Files.  Hospira shall grant Genzyme reference rights to all Drug Master Files (“DMFs”) necessary to support Genzyme’s applications for marketing authorizations of Products.  To affect this, Hospira shall execute Letters of Authorization which shall be delivered to the appropriate Regulatory Authorities permitting such Regulatory Authorities to consult Hospira’s DMFs in their review of Genzyme’s Product marketing applications.  Hospira shall send copies of such Letters of Authorization to Genzyme.  Hospira shall update its DMFs annually and shall inform Genzyme prior to any modifications thereto in order to permit Genzyme to amend or supplement any affected regulatory applications and filings for the Products.

4.4           User Fees.  Genzyme shall pay any FDA (or foreign equivalent) user fees which may become payable for the Products.

Article 5.                MANUFACTURE AND SUPPLY OF PRODUCTS

5.1           Purchase and Sale of Products.  Pursuant to the terms and conditions of this Agreement and for the duration of this Agreement, Hospira shall manufacture, sell and deliver the Products to Genzyme, and Genzyme shall purchase and take delivery of the Products from Hospira that is ordered pursuant to a purchase order issued by Genzyme to Hospira.  Hospira shall manufacture the Products in accordance with the Product Specifications.  The Parties may alter from time to time the Product Specifications by written agreement without amending this Agreement.

5.2           Government Approvals. Notwithstanding any other provision of this Agreement, Hospira shall have no obligation to manufacture, sell or deliver the Products to Genzyme and Genzyme shall have no obligation to purchase and take delivery of the Products until Genzyme has obtained all necessary Regulatory Authorities’ approvals required to manufacture the Products.  However, Hospira agrees to [**] by Genzyme, and Genzyme shall be required to [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.3           Bulk.

(a)           Supply.  Hospira shall manufacture the Products for Genzyme from Bulk that Genzyme shall supply to Hospira at no cost.  Genzyme shall supply Bulk to Hospira in quantities sufficient to satisfy Hospira’s gross manufacturing requirements of the Products.  Hospira’s use of Bulk received from Genzyme shall be limited to development contemplated by this Agreement and the manufacture of the Products for Genzyme.  Genzyme shall ship all required quantities of Bulk:  (i) [**] for deliveries originating in the United States; or (ii) [**] for deliveries originating outside the United States, to Hospira’s manufacturing plant in [**] (the “Facility”), pursuant to no-cost purchase orders that Hospira issues to Genzyme.  Genzyme shall be responsible for all costs of transport and carriage insurance.  Within [**] days of Hospira’s receipt of any Bulk, excluding [**] Bulk in which case within [**] days, supplied by Genzyme hereunder, Hospira shall:  (i) perform an identification test on the Bulk and confirm the shipment quantity; and (ii) notify Genzyme of any inaccuracies with respect to quantity, or of any claim that any portion of the shipment fails the identification test.  Hospira shall manufacture the Products from the Bulk in accordance with the Product Specifications, generally within [**] days after receipt thereof; provided, however, that Hospira will manufacture the [**] Product(s) within [**] days after receipt of [**] Bulk or prior to Genzyme’s stated expiry date for such Bulk.  In the event Hospira notifies Genzyme of any deficiency in the quantity of Bulk received, Genzyme shall promptly ship to Hospira, [**], the quantity of Bulk necessary to complete the Bulk shipment.  In the event Hospira notifies Genzyme that the Bulk shipment does not conform to the Bulk Specifications, Genzyme shall have the right to confirm such findings at Hospira’s manufacturing location.  If Genzyme determines that such shipment of Bulk conformed to the Bulk Specifications, the Parties shall submit samples of such shipment to a mutually acceptable independent laboratory for testing.  If such independent laboratory determines that the shipment conformed to the Bulk Specifications, Hospira shall bear all expenses of shipping and testing such shipment samples.  If Genzyme or such independent laboratory confirms that such shipment did not meet the Bulk Specifications, Genzyme shall replace, at no cost to Hospira, the portion of the Bulk shipment which does not conform to the Bulk Specifications and bear all expenses of shipping and testing the shipment samples.

(b)           Title.  Notwithstanding the [**] and [**] shipping terms set forth in Section 5.3(a), Genzyme shall at all times retain title to and risk of loss of the Bulk; provided, however, that subject to the limitation in Section 5.3(c); provided, however, that Hospira shall assume full responsibility and risk for the safekeeping, storage and handling for all Bulk in its possession and all shipments of Bulk delivered hereunder and accepted by Hospira.

(c)           Replacement.

(i)            In the event of any loss or damage of any Bulk delivered hereunder or the failure of a Product or Products to meet Product Specifications, Genzyme shall supply to Hospira at no cost replacement Bulk according to the terms set forth in Section 5.3(a). If any loss, damage or replacement of such Bulk results from a negligent act or omission by Hospira in the manufacture, handling or storage of the Bulk or the Products, Hospira shall [**]. The

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

consumption of Bulk for the manufacture of the Products shall be in accordance with [**] that Hospira and Genzyme agree upon mutually in writing as promptly as practicable, which [**].

(ii)           If, during any [**] month period, consumption of Bulk to produce a given quantity of a Product exceeds [**] for such quantity of Product, Hospira shall promptly [**] as evidenced by [**].

(iii)          In no event shall Hospira’s aggregate liability for replacement of Bulk exceed [**] per occurrence.  This section states [**]; provided, however, that the Parties hereby agree to [**], as described in Article 12 of this Agreement.

5.4           Dedicated Equipment Costs.  If non-standard, specialized equipment is required to manufacture the Products for Genzyme (“Dedicated Equipment”), Hospira shall pay the cost of such equipment, subject to Genzyme’s prior approval of such costs, which approval shall not be unreasonably withheld.  Hospira shall advise Genzyme of specialized equipment required and the estimated costs associated with the purchase, installation and validation of such equipment.  After Genzyme approves such costs, Hospira shall install and validate the equipment and bill Genzyme for the associated costs.  Genzyme shall make payment to Hospira no later than [**] days after Genzyme receives an invoice from Hospira.  Title to the equipment shall be in Genzyme’s name.  If Hospira wishes to use the specialized equipment for manufacture of a product other than the Products for Genzyme, Hospira and Genzyme shall meet and discuss the technical and practical ramifications of such use and appropriate compensation to Genzyme.

5.5           Product Labeling.  Except as otherwise specified in Section 5.7, Genzyme shall be solely responsible for the labeling and finished-form packaging of the Products.  All such labeling and packaging shall be in accordance with the Product Specifications.

5.6           Off-Site Waste.  If necessary, Hospira shall hire, direct and pay all costs for a waste contractor to remove all Waste from Hospira’s manufacturing facility for the Products, consistent with each Product’s Material Safety Data Sheets (“MSDS”).  The costs associated with the removal of Specially Regulated Waste shall be borne by Genzyme.  Hospira shall only dispose of Specially Regulated Waste at sites and through waste management vendors that have been approved in writing by Genzyme, whose approval shall not be withheld unreasonably.  Hospira shall document the destruction of any Specially Regulated Waste in writing and provide copies of such written documentation to an authorized representative of Genzyme.  Genzyme maintains the right, but not the obligation, to witness the actual disposal of Specially Regulated Waste.  Genzyme shall, upon request by Hospira, provide the MSDS for the Bulk and the MSDS for each Product to Hospira.

5.7           Delivery.  Hospira shall ship the Products to Genzyme, [**].  Title and risk of loss shall pass to Genzyme [**].  Shipment shall be via a carrier designated by Genzyme.  Hospira will label and package the Products in unmarked vials (“Brite Stock”) for bulk shipment to Genzyme, as may be specified in further detail in the Technical and Quality Agreement, attached hereto as Exhibit 7.2; provided, however, that Hospira shall not ship any Product until both

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Hospira and Genzyme have released such Product pursuant to the Product Specifications and/or the Technical and Quality Agreement.  Genzyme will be responsible for procuring carriage and insurance in an amount sufficient to cover the value of the contents, for all shipments.  All freight, handling, insurance, duties, taxes and shipping expense will be borne by Genzyme. For any shipments outside the United States, Genzyme shall be the exporter of record.

5.8           Price and Payment.

(a)           Price.  Hospira shall invoice Genzyme for the Products delivered by Hospira at the prices set forth on Exhibit 5.8.  Prices are firm through [**].  Beginning [**] and on each succeeding  [**] during the term hereof, prices may be increased by Hospira.  Price increases shall be effective for deliveries beginning [**] of each calendar year.  Notwithstanding the foregoing, such increases shall not [**], and shall be subject to the prior written consent of Genzyme.

(b)           Payment.  Hospira shall invoice Genzyme upon shipment of the Products.  Genzyme shall make payment net [**] days from the date of receipt of Hospira’s invoice.

(c)           Taxes.  Any federal, state, county or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than that assessed against income), license, fee or other charge lawfully assessed or charged on the manufacture, sale or transportation of the Products sold pursuant to this Agreement, and all government license filing fees and Prescription Drug User (“PDUFA”) annual establishment fees with respect to all of the Products shall be paid by Genzyme.

(d)           Sub-lots.  Should Genzyme desire Hospira to split a manufacturing lot of the Products into several sub-lots during packaging, there will be a split fee of [**] for each sub-lot packaged.

(e)           Cold Storage Fee.  A cold storage fee shall be due and payable to Hospira if Genzyme stores the Products at Hospira’s plant for more than [**] days after each individual Product’s final release by Genzyme.  The fee shall be [**] per pallet per month or any part thereof.

5.9                           Replacement of Nonconforming Shipment.

(a)  Genzyme shall have a period of [**] days from the date of its receipt of a shipment of any Product or Product samples to inspect and reject such shipment for nonconformance with the Product Specifications.  If Genzyme rejects such shipment, it shall promptly so notify Hospira and if necessary provide to Hospira samples of such shipment for testing.  If Hospira tests such shipment and determines that it did conform to the Product Specifications, the Parties shall submit samples of such shipment to a mutually acceptable independent laboratory for testing.  If such independent laboratory determines that the shipment

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

conformed to the Product Specifications, Genzyme shall bear all expenses of shipping and testing such shipment samples.  If Hospira or such independent laboratory confirms that such shipment did not meet the Product Specifications, Hospira shall replace, at no cost to Genzyme, that portion of the Product shipment which does not conform to the Product Specifications provided Genzyme provides sufficient Bulk to Hospira, and shall bear all expenses of shipping and testing the shipment samples. Genzyme’s duty to pay all amounts payable to Hospira in respect of the rejected Product shall be suspended until Hospira replaces all nonconforming Product in accordance with this Section 5.9.  Hospira shall reimburse Genzyme for Bulk in an amount equal to [**] per occurrence; provided, however, that the Parties hereby agree to [**], as described in Article 12 of this Agreement.

(b)     Any nonconforming portion of any shipment shall be disposed of as directed by Hospira, at Hospira’s expense.  In lieu of receiving replacement Product, Genzyme may request that Hospira provide a credit to Genzyme for the amount, if any, previously paid by Genzyme to Hospira on account of the Product in question.  Any Product that Genzyme does not reject pursuant to this Section 5.9 shall be deemed accepted, and all claims with respect to Product not conforming with Product Specifications shall be deemed waived by Genzyme, except as to latent defects which are not reasonably discoverable, render the Product not conforming to Product Specifications, and are solely caused by Hospira.  The Parties shall consult to confirm the cause of the latent defect.  If it is confirmed that the cause of the defect is solely attributable to Hospira, then Hospira will replace at no cost to Genzyme all such defective Products with Products that meet the Product Specifications.

5.10     Alliance Team and Dedicated Personnel.  Hospira and Genzyme will form a team (“Alliance Team”) comprised of at least two members from each Party which will meet at least twice annually to review performance metrics, address issues and oversee the relationship between Genzyme and Hospira.  The Alliance Team will be a working committee that will have as its goal the quick and mutually agreeable resolution of financial, technical and quality issues, thus preserving throughout the term of this Agreement the relationship established by Genzyme and Hospira.  Either Party may change its representatives on the Alliance Team at any time by written notice to the other.  Promptly following the Effective Date, Hospira shall hire, at its own expense, two dedicated personnel at the Facility to solely support the relationship between Genzyme and Hospira.  These personnel, a Contract Manufacturing Analyst and a Contract Manufacturing Specialist, shall support the ordering, manufacturing, release and supply of the Products for Genzyme.

5.11     [**].  Subject to the terms of this Agreement, Hospira shall have the [**], unless there is a failure by Hospira of its obligations under Sections 5.3(c), 5.9 or 7.1 of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Article 6.                ORDERS AND FORECASTS

6.1           [**] Year Product Supply Forecast.  For capacity planning purposes, by [**] Genzyme shall provide Hospira with a non-binding written forecast of Genzyme’s annual batch requirements of each Product for the first three calendar years of this Agreement.  Thereafter, by [**] of each calendar year Genzyme shall update such rolling non-binding [**]-year forecast of its batch requirements of the Products for the period commencing on [**] of the next calendar year.  Upon receipt of each rolling three-year non-binding estimate, Hospira shall within [**] days, provide Genzyme with a written acceptance of the estimate and accordingly plan to allocate its annual capacity to manufacture the Products for Genzyme, or a written rejection of the [**]-year forecast.  Any such written acceptance shall constitute Hospira’s product supply commitment for each of the calendar years covered by the forecast (“Product Supply Commitment”) but shall not be binding on Genzyme.  If Genzyme issues, and Hospira accepts, a subsequent [**]-year forecast covering one or more previously covered calendar years, such subsequent forecast shall constitute Hospira’s Product Supply Commitment for such calendar year(s).  In the event Hospira rejects a [**]-year forecast, Hospira and Genzyme shall meet as soon as possible to discuss in good faith the batch quantities of the Products that Hospira could provide during each of the [**] calendar years covered by the forecast.  Any such amount shall be agreed to in writing.

6.2           First Firm Order.  Hospira and Genzyme shall cooperate fully in estimating and scheduling production for the first commercial order of the Products to be placed by Genzyme with Hospira in anticipation of regulatory approval of the Facility.

6.3           Rolling Forecast.  Concurrent with the placing of its first commercial order, and on the [**] thereafter, Genzyme shall provide to Hospira a good faith, estimated rolling forecast of the quantity of Products that Genzyme expects to order for the coming [**] period of time (each, a “Rolling Forecast”).  The first [**] months of each Rolling Forecast shall be considered a binding commitment upon Genzyme to purchase quantities described therein and a binding commitment upon Hospira to produce and deliver such quantities on the delivery dates described therein (“Firm Order Period”).  The last [**] months of each Rolling Forecast shall be non-binding upon the parties.

6.4           Minimum Purchase Requirement.

(a)     During the term, Genzyme agrees to purchase from Hospira and Hospira agrees to manufacture and supply to Genzyme the following minimum aggregate quantities of the Products (the “Minimum Purchase Requirement”) up to its Product Supply Commitment as follows: (a) in calendar year 2010, not less than [**] of the year one annual forecast in batches of the Products in the three-year Product supply forecast (“Annual Forecast”) accepted by Hospira in accordance with Section 6.1; (b) in calendar years 2011 and 2012, not less than [**] of the Annual Forecast for each year respectively; and (c) in 2013 through 2015 (and in any calendar year during

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

any Renewal Term, as defined herein) no less than [**], in any Product mix as determined by Genzyme; provided, however, that in no case shall there be [**].  For purposes of illustration, Genzyme may decide to have Hospira manufacture for [**].  If, however, Genzyme decides to have Hospira manufacture [**].

(b)     In lieu of Genzyme taking delivery of each year’s Minimum Purchase Requirements of the Products, Genzyme shall have the option to [**].  In the latter event, Hospira shall invoice Genzyme for the amount payable, and Genzyme shall pay Hospira within [**] days after receipt of Hospira’s invoice.

6.5           Purchase Order Acceptance.  Within [**] days after receipt of Genzyme’s firm purchase orders for the Products ordered in accordance with Section 6.1 and 6.2, Hospira shall confirm to Genzyme its acceptance of the purchase order, delivery date and quantity of the Products ordered by Genzyme.

6.6           Best Efforts to Supply.  Should Genzyme order additional quantities of the Products in excess of [**] over the previously forecasted amount, Hospira shall not be obligated to supply said additional quantities; provided, however, that Hospira shall, until Genzyme’s orders in the aggregate reach the applicable annual Product Supply Commitment, use reasonable commercial efforts to produce and deliver to Genzyme said additional quantities within [**] days of issuance of the purchase order for such additional quantities.

6.7           Firm Order Changes or Cancellations.  If, due to significant unforeseen circumstances, Genzyme requests changes to firm purchase orders of the Products within the [**] month firm purchase order timeframe, Hospira shall attempt to accommodate the changes within reasonable manufacturing capabilities and efficiencies. If Hospira can accommodate such change, Hospira shall advise Genzyme of the costs associated with making any such change and Genzyme shall be deemed to have accepted the obligation to pay Hospira for such costs if Genzyme indicates in writing to Hospira that Hospira should proceed to make the change.  If Hospira cannot accommodate such change, Genzyme shall be bound to the original firm purchase order.  If Genzyme cancels a firm purchase order, Hospira shall be relieved of its obligation relating to such order but Genzyme will not be relieved of its obligation of payment unless Hospira agrees to such cancellation in writing. If Genzyme does not supply sufficient Bulk to manufacture the Products requested in such order which shall be deemed to be a breach of this Agreement, Genzyme shall remain liable for the full amount of the firm purchase order regardless of whether such Products are manufactured by Hospira or whether Genzyme takes delivery of any such manufactured Products.  Notwithstanding anything to the contrary contained herein, all Products paid for by Genzyme shall count toward the Minimum Purchase Requirement of Product including, without limitation, any payments made in the event of a cancellation.

6.8           Purchase Order Terms.  Each purchase order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

none of the provisions of such purchase order or acknowledgment shall be applicable except those specifying the Products, quantity ordered, delivery dates, special shipping instructions and invoice information.

Article 7.                QUALITY

7.1           Quality Control.  Hospira shall apply its quality control procedures and in-plant quality control checks to the manufacture of the Products for Genzyme in the same manner as Hospira applies such procedures and checks to products of similar nature manufactured for sale by Hospira.  In addition, Hospira will test and release the Products in accordance with the test methods described in Exhibit 7.1 to ensure that the Products conform to the Product Specifications.  The Parties may change the test methods from time to time by mutual written agreement.

7.2           Quality Agreement.  The Parties shall enter into a quality agreement substantially in the form of the agreement attached hereto as Exhibit 7.2 within one-hundred and twenty (120) days following the Effective Date.

7.3           Audit Rights.

(a)     General Audit.  Upon [**] days prior written notice to Hospira, Genzyme shall have the right to visit the Facility during normal business hours to review Hospira’s manufacturing operations related to the Products and assess its compliance with cGMP and quality assurance standards and to discuss any related issues with Hospira’s manufacturing and management personnel.  Hospira shall provide Genzyme with copies of Hospira’s manufacturing records relating to the Products for the purposes of assuring the quality of the Products and compliance with agreed-upon manufacturing procedures.  Such general audits shall:  (a) be limited to not more than [**] auditors designated by or representing Genzyme; (b) last for not more than [**] days; and (c) may be conducted not more than [**] per calendar year.

(b)     For Cause Audits.  Genzyme shall also have the right to conduct “for-cause” audits to address significant Product or safety concerns as discovered through Product failures related to Hospira’s manufacture of the Products.  Product failures would include issues related to stability out of specification, sterility, labeling, container integrity, or any other issues or concerns related to Bulk.  Genzyme shall notify Hospira in writing in advance of the audit and thereafter, Genzyme and Hospira shall mutually determine the timing of the audit.  Each for-cause audit shall be limited to [**] auditors for no more than [**] days, except if the Parties mutually agree that a longer for-cause audit period is necessary.

(c)     Regulatory Authority Audits.  Hospira also agrees to allow audits conducted by the FDA which are related to the manufacture of the Products which may be required by the FDA and Hospira agrees to reasonably cooperate with the FDA in connection with such audit.  Hospira will provide Genzyme with notice of any such FDA inspection as soon as practicable.  However, if any additional inspections are requested or required by or for any other Regulatory

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Authority, Hospira shall be entitled to an additional fee of [**] per each such Regulatory Authority inspection; provided, however, that Hospira shall use reasonable efforts to schedule any additional inspections concurrently so as to avoid any additional fees.  In the event there is more than one inspection occurring at the same time, one fee shall be assessed.

(d)     Confidential Information in Audits.  Audits by Genzyme or its designees may involve the transfer of Confidential Information, and any such Confidential Information shall be subject to the terms of Article 11 hereof.  The results of such audits and inspections shall be considered Confidential Information under Article 11 and shall not be disclosed to Third Parties, excluding the FDA, unless required by law and only then upon prior written notice to Hospira.

7.4           Notification of Complaints.  Genzyme shall notify Hospira promptly of any complaints involving Hospira’s manufacturing or packaging in sufficient time to allow Hospira to evaluate the complaints and assist Genzyme in responding to such complaints.

7.5           Product Recalls.  Genzyme shall direct and control responses to all Product recalls, and Hospira shall provide reasonable cooperation to Genzyme in connection with any such responses.  In the event:  (a) any Regulatory Authority or other national government authority issues a request, directive or order that any Product be recalled; (b) a court of competent jurisdiction orders a recall of any Product; or (c) Genzyme reasonably determines that any Product should be recalled, the Parties shall take all appropriate corrective actions, and shall cooperate in any governmental investigations surrounding the recall.  In the event that such recall results from Hospira’s breach of this Agreement; or Hospira’s negligence or willful misconduct, Hospira shall be responsible for the expenses of the recall up to a maximum of [**]; provided, however, that the Parties agree to negotiate an alternative liability provision as part of the Master Services Agreement, as described in Article 12 of this Agreement.  For purposes of this Agreement, the expenses of the recall shall include, but not be limited to, the expenses of notification and destruction or return of the recalled Product, and any costs associated with the distribution of the replacement Product, but shall not include lost profits of either party, nor the cost to replace Product and Bulk as per Section 5.9.

Article 8.                WARRANTIES; COVENANTS AND INDEMNIFICATION

8.1           Genzyme’s Warranties.

(a)           Genzyme represents and warrants to Hospira that all Bulk delivered to Hospira pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Act or within the meaning of any Applicable Law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)           Genzyme further warrants to Hospira that Bulk supplied to Hospira hereunder shall have been manufactured in accordance with all applicable cGMP and shall meet the Bulk Specifications set forth on Exhibit 1.5.

(c)           Genzyme further warrants that all specifications including Bulk Specifications and Product Specifications that Genzyme provides to Hospira shall conform to the applicable regulatory filing Genzyme files with the appropriate Regulatory Authorities.

(d)           Genzyme further represents and warrants to Hospira that Genzyme’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which Genzyme is a Party or by which it is bound and will not conflict with or constitute a default under its corporate charter or bylaws.

(e)           Genzyme further represents and warrants that it will not sell the Products into any jurisdiction unless and until it receives the necessary Regulatory Authority approvals.

8.2           Hospira’s Warranties and Covenants.

(a)           Hospira represents and warrants to Genzyme that all Products Hospira delivers to Genzyme pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Act or within the meaning of any Applicable Law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce.

(b)           Hospira further represents and warrants to Genzyme that all Products Hospira delivers to Genzyme pursuant to this Agreement shall, at the time of delivery and for the shelf life of the Products, be free from defects in material and workmanship and shall be manufactured: (a) in accordance and conformity with the Product Specifications; and (b) in compliance with all Applicable Laws including those relating to the environment, food or drugs and occupational health and safety, including, without limitation, those enforced or promulgated by the FDA (including, without limitation, compliance with cGMPs).

(c)           Hospira further represents and warrants to Genzyme that Hospira’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which Hospira is a Party or by which it is bound and will not conflict with or constitute a default under its Certificate of Incorporation or corporate bylaws.

(d)           The foregoing warranties shall not extend to any nonconformity or defect which relates to or is caused by Bulk supplied by Genzyme to Hospira. Subject to Section 8.3, the replacement provisions of Sections 5.3(c) shall be Genzyme’s sole and exclusive remedy for nonconforming or defective Products.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EACH PARTY MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED.

8.3           Indemnification by Hospira.  Hospira shall indemnify and hold harmless Genzyme, its Affiliates, officers, directors and employees from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by Third Parties to the extent such arise out of or are attributable to:  (a) Hospira’s breach of this Agreement or any representation or warranty set forth herein; (b) any violation of any proprietary right of any Third Party relating to Hospira’s manufacturing processes used in the manufacture of the Products pursuant to this Agreement (excluding the Bulk Specifications, Product Specifications, Bulk or Products); (c) any breach of Section 11.4 hereunder; or (d) any negligent or wrongful act or omission on the part of Hospira, its employees, agents or representatives and which relates to Hospira’s performance hereunder, provided that, this indemnification shall not apply to the extent that such claim results from Genzyme’s breach of this Agreement or any warranty herein or its negligence or willful misconduct.

8.4           Indemnification by Genzyme.  Genzyme shall indemnify and hold harmless Hospira, its Affiliates, officers, directors and employees harmless from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by Third Parties to the extent such arise out of or are attributable to (a) Genzyme’s breach of this Agreement or any representation or warranty set forth in Section 8.1; (b) any violation of any proprietary right of any Third Party relating to the those portions of the Bulk Specifications or Product Specifications provided to Hospira by Genzyme, and expressly excluding all other Third Party proprietary rights, including those incorporated in Hospira’s manufacturing processes used in the manufacture of the Products pursuant to this Agreement; (c) any use of or lack of safety or efficacy of Bulk or the Products that is attributed to Genzyme’s actions or failure to act; and (d) any negligent or wrongful act or omission on the part of Genzyme, its employees, agents or representatives and which relate to Genzyme’s performance hereunder, provided that, this indemnification shall not apply to the extent that such claim results from Hospira’s (or its agents’, employees’ or representatives’) breach of this Agreement or breach of any warranty herein or Hospira’s (or its agents’, employees’ or representatives’) negligence or willful misconduct.

8.5           Conditions of Indemnification.  If either Party seeks indemnification from the other hereunder, it shall promptly give notice to the other Party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other Party in the investigation and defense of all such claims or suits.  The indemnifying Party shall have the option to assume the other Party’s defense in any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

such claim or suit with counsel reasonably satisfactory to the other Party. No settlement or compromise shall be binding on a Party hereto without its prior written consent, such consent not to be unreasonably withheld.

8.6           No Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION ON LIABILITY SHALL NOT APPLY TO ANY DAMAGES OR CLAIMS ARISING FROM A VIOLATION OF ARTICLE 11 HEREOF, OR OUT OF ANY INDEMNITY PURSUANT TO THIS SECTION 8, PROVIDED, HOWEVER, THAT SUCH DAMAGES OR CLAIMS DO NOT ARISE AS A RESULT OF A BREACH OF ANY WARRANTY HEREIN, OR NEGLIGENCE OR WILLFUL MISCONDUCT BY THE PARTY SEEKING INDEMNIFICATION.

Article 9.                INTELLECTUAL PROPERTY RIGHTS

9.1           Hospira’s Proprietary Rights. Hospira has granted no license, express or implied, to Genzyme to use Hospira’s proprietary technology, know-how or other proprietary rights: (i) existing as of the Effective Date other than for the purposes of this Agreement; or (ii) developed by or for Hospira on or after the Effective Date other than for the purposes of this Agreement. Genzyme has granted no license, express or implied, to Hospira to use Genzyme’s proprietary technology, know-how or other proprietary rights other than for the purposes of this Agreement. Notwithstanding Hospira’s rights, the Parties agree that Genzyme shall be the sole owner of any proprietary technology, know-how or other proprietary rights developed by or for Hospira pursuant to any Project undertaken by Hospira (the “Project Inventions”). Hospira shall notify Genzyme of all Project Inventions and shall use all reasonable efforts to cooperate with Genzyme in any related patent filing and prosecution (each at Genzyme’s expense) and shall assign all right, title and interest in any such Project Inventions to Genzyme.

Article 10.              TERM AND TERMINATION

10.1         Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, shall expire on December 31, 2015 (the “Initial Term”). Unless otherwise terminated in accordance with this Article 10, this Agreement shall be automatically extended for additional terms of two years and (each, a “Renewal Term”) and may be terminated anytime after the Initial Term by either Party providing the other with at least [**] months prior written notice of termination.

10.2         Termination of the Project. Either Party wishing to terminate the Project (or any portion of it as it relates to any one or more of the Products) shall request in writing a pre-termination consultation with the other Party to review potential concerns and to make reasonable efforts to continue with this Agreement. Upon [**] days following said consultation,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

either Party may terminate the Project upon [**] days prior written notice to the other Party if the terminating Party determines in good faith that the technical transfer of the Product(s) is at issue is not technically feasible using commercially reasonable efforts. If the Project is terminated in whole or in part, Hospira shall advise Genzyme of Hospira’s actual technology transfer costs on the Project (or the relevant portion thereof) incurred prior to such termination. Genzyme shall pay Hospira for all reasonable and documented technology transfer costs incurred to the date the termination notice is received. In the event of complete termination of the Project, this Agreement shall automatically terminate.

10.3         Termination.

(a)           Special Termination Rights. Either Party shall have the right to terminate this Agreement as it relates to the Products or any individual Product by giving the other Party no less than [**] days prior written notice if the Facility has not received regulatory approval from the FDA in connection with any Product by July 1, 2011.

(b)           For Cause Termination Rights.

(i)    Either Party may immediately terminate this Agreement by providing written notice upon the bankruptcy or the insolvency of the other Party.

(ii)   Hospira may terminate this Agreement by giving Genzyme [**] days’ prior written notice upon Genzyme’s breach of any warranty or any other material provision of this Agreement if the breach is not cured within [**] days after written notice thereof to Genzyme.

(c)           Termination for Convenience. Genzyme may terminate this Agreement, without cause, upon [**] days prior notice following the loss or damage to Bulk Product(s) and/or Product(s) with an aggregate value of more than $[**] within any [**] month period, while such Bulk Product(s) and/or Product(s) are in Hospira’s custody; provided, however, that during such [**] day notice period the parties shall meet to discuss whether there is any ability to implement procedures which would avoid future losses; and further provided that, in the event the parties reach a written agreement on such procedures prior to the expiration of the [**] day notice period (or any agreed extension thereof), such termination shall not be effective.

10.4         Accrued Payment Obligations. Upon termination pursuant to this Article 10, Genzyme shall reimburse Hospira for Hospira’s cost of all supplies purchased and on hand or on order, to the extent such supplies were ordered by Hospira based on firm purchase orders or Genzyme’s estimates of its requirements of the Products, and such supplies cannot be reasonably

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

used by Hospira for other purposes. Hospira shall invoice Genzyme for all amounts due hereunder. Payment shall be made pursuant to Section 5.8.

10.5         Return of Inventory, Dedicated Equipment and Product. In the event of any termination, Hospira shall return any remaining inventory of Bulk, all Dedicated Equipment, and any Product to Genzyme at Genzyme’s expense, unless such termination shall have been as a result of a breach of this Agreement by Hospira, in which case such inventory, Dedicated Equipment and any Product shall be returned at Hospira’s expense.

10.6         Survival. Expiration or early termination of this Agreement shall not relieve either Party of any obligations that it may have incurred prior to expiration or early termination and all covenants and agreements contained in this Agreement, which by their terms or context are intended to survive and will continue in full force and effect for a period of five (5) years unless a different time period is indicated in this Agreement.

Article 11.              CONFIDENTIAL INFORMATION

11.1         Nondisclosure. It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose Confidential Information to the other. Hospira agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from Genzyme, and shall not use Confidential Information disclosed to it by Genzyme, for any purpose other than to fulfill Hospira’s obligations hereunder. Genzyme agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from Hospira, and shall not use Confidential Information disclosed to it by Hospira, for any purpose other than to fulfill Genzyme’s obligations hereunder.

11.2         Exceptions to Duty of Nondisclosure. Notwithstanding the above, nothing contained in this Agreement shall preclude (a) Genzyme from utilizing Confidential Information as may be necessary in prosecuting patent rights related to Project Inventions as set forth in pursuant Article 9; or (b) either Party from (i) obtaining governmental marketing approvals, (ii) manufacturing the Products pursuant to the terms and conditions of this Agreement, (iii) complying with other Applicable Laws (provided that the Party disclosing such Confidential Information uses reasonable efforts to seek confidential treatment of such Confidential Information, except as information included in any Project Invention patent applications), or (iv) corresponding with any Regulatory Authority in connection with this Agreement, or on any relevant matter. The obligations of the Parties relating to Confidential Information shall expire ten (10) years after the termination of this Agreement.

11.3         Public Announcements. Neither Party shall make any public announcement concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document, except as may be required by law or judicial order, without the written consent of the other Party, which consent shall not be

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

unreasonably withheld. Subject to any legal or judicial disclosure obligation, any such public announcement proposed by a Party that names the other Party shall first be provided in draft to the other Party for the other Party’s review and approval.

11.4         Pricing Information. Any information [**] provided by Genzyme to Hospira shall be provided on a need to know basis, as determined by Genzyme, and in any case only disclosed to the Hospira Vice President and General Manager of Contract Manufacturing Services, Director of Business Development, and Manager of Business Development (the “Relationship Managers”). Any disclosure by Hospira to individuals other than to the Relationship Managers, must be approved in writing by the Genzyme Senior Vice President of Materials Management, and is otherwise expressly prohibited. Notwithstanding the foregoing, any such disclosure to the Relationship Managers, or any other authorized individual, shall be used exclusively for the purpose of calculating any loss pursuant to Section 10.3(b)(iii) hereof.

11.5         Injunctive Relief. The Parties acknowledge that either Party’s breach of this Article 11 may cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of such breach, the non-breaching Party may be entitled to seek injunctive relief in addition to any other remedies it may have at law or in equity.

Article 12.    [**]

12.1         [**]. Within [**] days following the Effective Date of this Agreement, the Parties shall [**].

Article 13.              MISCELLANEOUS

13.1         Force Majeure and Failure of Suppliers.

(a)           Excusable Delay. Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected. The affected Party shall give prompt notice to the other Party of such cause, and shall take promptly whatever reasonable steps are necessary to relieve the effect of such cause.

(b)           Transfer of Production. If Hospira becomes subject to an event of force majeure which interferes with production of the Products at the Facility, the Parties shall mutually agree on implementation of an agreed-upon action plan to transfer production of the Products to another Hospira facility, or to a Genzyme facility. The Parties shall, after the execution of this Agreement and at the request of either Party, meet to discuss and define such an action plan.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)           Failure of Suppliers. The Parties understand and agree that Genzyme has chosen the excipient and primary container packaging component suppliers listed in the Product Specifications. Under no circumstances shall Hospira have any liability to Genzyme, nor shall Hospira be deemed to be in breach of this Agreement, if Hospira is unable to supply the Products or any Product to Genzyme due to a failure of such suppliers to provide such excipients and/or primary container packaging components to Hospira.

13.2         Notices. All notices hereunder shall be delivered as follows: (a) personally; (b) by facsimile and confirmed by first class mail (postage prepaid); (c) by registered or certified mail (postage prepaid); or (d) by overnight courier service, to the following addresses of the respective Parties:

If to Genzyme:	If to Hospira:

Genzyme Corporation	Hospira, Inc.
200 Crossing Boulevard	275 North Field Drive
Framingham, MA 01701-9322	Lake Forest, Illinois 60045
Attention:	Attention:
Senior Vice President, Materials Management	Vice President and General Manager, Contract
Facsimile: (508) 661-8538	Manufacturing
Facsimile: (224) 212-3210
Genzyme Therapeutics Products, L.P.
500 Kendall Street
Cambridge, MA 02139	With copy to:
Attention:
Hospira, Inc.
With a copy to:	275 North Field Drive
Lake Forest, Illinois 60045
Genzyme Corporation	Attention: General Counsel, Building H1;
500 Kendall Street	Department NLEG
Cambridge, MA 02139	Facsimile: (224) 212-2086
Attention: General Counsel
Facsimile: (617) 252-7553

Notices shall be effective upon receipt if personally delivered or delivered by facsimile and confirmed by first class mail, on the third business day following the date of registered or certified mailing or on the first business day following the date of or delivery to the overnight courier. A Party may change its address listed above by written notice to the other Party.

13.3         Choice of Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Delaware, excluding its choice of law provisions. The United Nations Convention on the International Sale of Goods is hereby expressly excluded.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

13.4         Assignment. Neither Party shall assign this Agreement nor any part thereof without the prior written consent of the other Party; provided, however: (a) either Party may assign this Agreement to one of its wholly-owned subsidiaries or its parent corporation without such consent; and (b) either Party, without such consent, may assign this Agreement in connection with the transfer, sale or divestiture of substantially all of its business to which this Agreement pertains or in the event of its merger or consolidation with another entity. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party then has hereunder.

13.5         Entire Agreement. This Agreement, together with the Exhibits referenced and incorporated herein, constitute the entire agreement between the Parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto.

13.6         Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

13.7         Waiver-Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any such rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

13.8         Insurance. Each Party will procure and maintain, at its own expense, for the duration of the Agreement, and for five (5) years thereafter if written on a claims made or occurrence reported form, the types of insurance specified below with carriers rated A- VII or better with A. M. Best or like rating agencies:

(a)           Workers’ Compensation accordance with applicable statutory requirements and shall provide a waiver of subrogation in favor of the other Party;

(b)           Employer’s Liability with a limit of liability in an amount of not less than $[**];

(c)           Commercial General Liability including premises operations, products & completed operations, blanket contractual liability, personal injury and advertising injury

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

including fire legal liability for bodily injury and property damage in an amount not less than $[**] per occurrence and $[**] in the aggregate;

(d)           Commercial Automobile Liability for owned, hired and non-owned motor vehicles with a combined single limit in an amount not less than $[**] each occurrence;

(e)           Excess Liability including products liability with a combined single limit in an amount of not less than $[**] per occurrence and in the aggregate;

(f)            Professional Liability with a limit of liability in an amount of not less than $[**] per claim and in the aggregate and shall remain in effect for 2 years after the expiration of said Agreement;

(g)           Commercial Crime or Fidelity Bond in an amount of not less than $[**] per occurrence and in the aggregate including an endorsement for Third Party liability without the requirement of a conviction.

(h)           Marine Insurance covering all shipments from warehouse to warehouse as described on the bill of lading at a full replacement cost.

Each Party shall include the other Party and its Affiliates, directors, officers, employees and agents as additional insureds with respect to Commercial General Liability, Commercial Automobile Liability and Excess Liability but only as their interest may appear by written contract. Prior to commencement of services, and annually thereafter, each Party shall furnish to the other Party certificates of insurance evidencing the insurance coverages stated above and shall require at least thirty (30) days written notice to the other Party prior to any cancellation, non-renewal or material change in said coverage. In the case of cancellation, non-renewal or material change in said coverage, each Party shall promptly provide the other Party with a new certificate of insurance evidencing that the coverage meets the requirements in this Section. Each Party agrees that its insurance shall act as primary and noncontributory from any other valid and collectible insurance maintained by the other Party. Each Party may, at its option, satisfy, in whole or in part, its obligation under this Section through its self- insurance program.

12.9         Exhibits. All Exhibits referred to herein are hereby incorporated by reference.

12.10       Debarment Warranty. Hospira and Genzyme represent and warrant that neither Party uses nor will use in the future use in any capacity the services of any person debarred under Section (a) or (b) of 21 U.S.C. Section 335a.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

HOSPIRA WORLDWIDE, INC.		GENZYME CORPORATION

By:	/s/ Anthony Cacich	By:	/s/ Henri A. Termeer
Name:	Anthony Cacich	Name:	Henri A. Termeer
Title:	Vice President & General Manager of Contract Manufacturing	Title:	President & Chief Executive Officer

		By:	/s/ Michael S. Wyzga
		Name:	Michael S. Wyzga
		Title:	Executive Vice President & Chief Financial Officer

GENZYME THERAPEUTIC PRODUCTS LIMITED PARTNERSHIP

By: Genzyme Therapeutic Products Corporation, its General Partner

		By:	/s/ Henri A. Termeer
		Name:	Henri A. Termeer
		Title:	President

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

Exhibit 1.5

Bulk Specifications

Genzyme shall use all reasonable efforts to prepare and submit to Hospira the Bulk Specifications no later than ninety (90) days after the Effective Date.  Upon submission, the Bulk Specifications shall be attached to this Exhibit 1.5 and shall be made an integral part of this Agreement.

Exhibit 1.19

Product Specifications

Genzyme and Hospira will consult and use all reasonable efforts to prepare and complete the Product Specifications no later than ninety (90) days after the Effective Date.  Upon completion, the Product Specifications shall be attached to this Exhibit 1.19 and shall be made an integral part of this Agreement.

Exhibit 2.1

Project Activities

Project Activities

Milestone I: Project Initiation and Tech Transfer

[**]

Milestone II: Conformance Batch Production

[**]

Milestone III: REGULATORY FILINGS

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 3.1

Payment Schedule

Payment of the Technology Transfer Fee shall be in accordance with the following schedule:

(a)           [**] upon execution of this Amendment and receipt of Hospira’s invoice for the amount due;

(b)           [**] (i) within [**] days after Hospira completes the final Product Specifications and receipt of Hospira’s invoice for the amount due, or (ii) [**], whichever is later; and

(c)           [**] within [**] days after completion of all identified validation protocols and the invoice for the amount due from Hospira.

Exhibit 5.8

Product Prices

[**]

Exhibit 7.1

Product Test Methods

In consultation with Genzyme, no later than forty-five (45) days after the Effective Date, Hospira will use all reasonable efforts to prepare and complete documentation describing the procedures, methods and protocols by which the Products will be tested and released, as specified in Section 7.1 of the Agreement.  Upon completion, such documentation shall be attached to this Exhibit 7.1 and shall be made an integral part of this Agreement.

Exhibit 7.2

Form of Quality Agreement

Genzyme and Hospira agree to consult and use all reasonable efforts to prepare and complete the Quality Agreement no later than one hundred and twenty (120) days after the Effective Date.  Upon completion, the Quality Agreement shall be attached to this Exhibit 7.2 and shall be made an integral part of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.